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                                                                    Exhibit 21.1



               STEINWAY MUSICAL INSTRUMENTS, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT




Steinway Musical Instruments, Inc., a Delaware corporation

     The Selmer Company, Inc., a Delaware corporation

         Vincent Bach International, a corporation organized under the laws of the United Kingdom

         H & A Selmer, Ltd., a corporation organized under the laws of Canada

         The Steinway Piano Company, Inc., a Delaware corporation

              Steinway, Inc., a Delaware corporation

              Steinway & Sons, a New York corporation

              Boston Piano Company, a Massachusetts corporation

              Boston Piano GmbH, a corporation organized under the laws of Germany

                  Hermann Kluge Beteiligungs-GmbH, a corporation organized under the laws of Germany

                  Hermann Kluge GmbH & Co. KG, a limited partnership organized under the laws of Germany

                  Bohn Claviaturen GmbH & Co. KG, a limited partnership
                      organized under the laws of Germany

                      Bona Sp. Z O.O., a limited liability company
                        organized under the laws of Poland

              S & B Retail, Inc., a Delaware corporation

              Steinway & Sons Japan, Ltd., a corporation organized under the laws of Japan

         The SMI Trust, a Massachusetts business trust

     Emerson Musical Instruments, Inc., a Delaware corporation